CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation of our report dated February 24, 1998 included in this Form 10-K, into the Company's previously filed Registration Statement File No. 33- 33704 and to all references to our firm included in this Form 10-K.



Denver, Colorado                                            ARTHUR ANDERSEN LLP
March 26, 1998


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